Note Cancellation Agreement

This Note Cancellation Agreement (this "Agreement") is entered November 23, 2022 by and among Guru Experience, Co., a Delaware corporation (the "Company"), Live Current Media Inc., a Nevada corporation (the "Acquirer"), and the holders of the Notes (as defined below), all of whom are listed on Schedule A hereto, and each of which is herein referred to as an "Investor" and collectively are referred to as the "Investors." Terms not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement (as defined below). If the terms of this Agreement conflict in any way with the provisions of the Merger Agreement, then the provisions of the Merger Agreement shall control.

Recitals

Whereas, the Company and the Acquirer intend to enter into a certain Agreement and Plan of Reorganization (the "Merger Agreement"), to be dated on our about the date hereof, by and among the Company, the Acquirer, Guru Acquisition Inc., a wholly-owned subsidiary of the Acquirer ("Merger Sub") and certain stockholders of the Company, including each of the Investors, pursuant to which Merger Sub will merge with and into the Company and the Company will become a wholly-owned subsidiary of the Acquirer (the "Merger").

Whereas, in connection with the Merger the Investors, who collectively are the holders of certain outstanding Convertible Promissory Notes of the Company designated "Note Series: 2019A Bridge," as set forth on Schedule A attached hereto (the "2019 Notes"), and those certain Convertible Promissory Notes designated "Note Series: 2020 Bridge," as set forth on Schedule A attached hereto (the "2020 Notes," and together with the 2019 Notes, the "Notes"), on the one hand, and the Company and the Acquirer, on the other hand, desire to enter into this Agreement which provide for the termination of the Notes, effective upon the effective time of the Merger (the "Effective Time"), for the right to receive an aggregate total 3,000,000 shares of the Acquirer's Common Stock ("LIVC Shares"), with each Investor having the right to receive such number of LIVC Shares set forth opposite such Investor's name on Schedule A attached hereto.

NOW, THEREFORE, in consideration of the covenants and agreements set forth in the Merger Agreement and in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Investor (on behalf of himself and on behalf of Investor's heirs, successors and/or assigns) hereby agrees as follows:

1. Conversion and Cancellation of the Notes. Each Investor hereby elects, agrees and acknowledges, on its own behalf and on behalf of Investor's affiliates, heirs, successors and/or assigns, that (i) the Note(s) held by such Investor as of the date hereof (collectively, the "Investor's Note(s)"), as set forth on Schedule A attached hereto, shall, contingent upon and effective immediately prior to the Effective Time (the "Note Conversion Time"), automatically be cancelled in exchange for the right of Investor to receive from the Acquirer, as soon as reasonably practicable after the Effective Time, such number of LIVC Shares set forth opposite such Investor's name on Schedule A attached hereto, and (ii) upon such conversion of the Investor's Note(s), (A) all unpaid outstanding principal balance, accrued interest and any other amounts outstanding and otherwise payable under such Note(s), as well as any other liabilities or obligations of the Company (and/or its affiliates, successors or assigns) under the Investor's Note(s) and/or any subscription or other agreement(s) entered into in connection therewith, if any ("Related Agreement(s)"), will be deemed to have been fully satisfied and paid in full (as applicable), (B) except with regard to the Acquirer's delivery to Investor of LIVC Shares pursuant to this Agreement, Investor will cease to have any rights with respect to such Note(s) or under or with regard to any Related Agreement(s), and (C) except with regard to the issuance of the LIVC Shares to as contemplated by this Agreement, neither the Company nor the Acquirer or any of their respective affiliates, successors and/or assigns shall have any further obligation or liability with regard to the Investor's Note(s) or under or with regard to any Related Agreement(s).  Each Investor hereby further agrees (on its own behalf and on behalf of Investor's affiliates, heirs, successors and/or assigns) as follows:

1.1 interest on the Notes has been calculated as of the Effective Time and any interest that would have accrued after that date is hereby waived; and

1.2 Investor hereby waives any and all notices required to be given by the Company pursuant to the Notes or under or with regard to any Related Agreement(s).

2. Representations and Warranties of Investor.  Each Investor hereby represents and warrants to the Company and the Acquirer as follows, which representations and warranties are accurate in all respects as of the Agreement Date and will be accurate in all respects at all times as of the Note Conversion Time as if made at that time:

2.1 Ownership of Investor Notes.  As of the Agreement Date, Investor is the legal and beneficial owner of the Note(s) set forth opposite such Investor's name on Schedule A attached hereto.  Such Note(s) constitutes Investor's entire interest in any and all outstanding convertible promissory notes or other securities issued by the Company, other than shares of Series A-1 Preferred Stock of the Company, par value $0.001 per share ("Series A-1 Stock"), shares of Series A Preferred Stock of the Company, par value $0.001 per share ("Series A Stock"), and/or shares of Common Stock of the Company, par value $0.001 per share ("Common Stock," and together with the Series A-1 Stock and Series A Stock, the "Capital Stock"), all of which the Investor hereby acknowledges and agrees will canceled and cease to exist, without any additional consideration therefore except for the delivery of this Agreement and the performance of the Company's and the Acquirer's obligations hereunder, contingent upon and effective as of the Effective Time.  No person not a signatory to this Agreement (or such signatory's spouse for purposes of applicable community property laws) has a beneficial interest in or a right to acquire the Note(s) or any shares of Capital Stock held by the Investor.  The Investor's Note(s) is not, and at the Note Conversion Time will not be, subject to any Encumbrances (other than Encumbrances created pursuant to this Agreement or Permitted Encumbrances).  Investor's current principal residence or place of business is set forth on the signature page hereto.

2.2 Power, Authorization and Validity.  Investor has all requisite power and authority (if Investor is an entity) or legal capacity (if Investor is a natural person) to enter into this Agreement, and to perform its, his or her obligations under this Agreement. The execution and delivery of this Agreement by Investor and the consummation by Investor of the transactions contemplated hereby have been duly authorized by all necessary action, if any, on the part of Investor.  This Agreement has been duly executed and delivered by Investor and constitutes a valid and binding obligation of Investor, enforceable against Investor in accordance with its terms, subject only to the effect, if any, of (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to rights of creditors generally and (b) rules of law and equity governing specific performance, injunctive relief and other equitable remedies.

2.3 No Consents.  Except as already may have been obtained or made, no consent, approval, order, authorization, release or waiver of or registration, declaration or filing with, any governmental authority or other Person is necessary or required to be made or obtained by Investor to enable Investor to lawfully execute and deliver, enter into and perform its, his or her obligations under this Agreement.

3. Covenants of Investor.  Each Investor hereby covenants to the Company and the Acquirer as follows:

3.1 Compliance.  Investor shall not knowingly take any action that would (a) make any representation or warranty contained herein untrue or incorrect or (b) would reasonably be expected to have the effect of impairing the ability of Investor to perform its, his or her obligations under this Agreement.

3.2 Confidentiality.  Except with the prior written consent of the Acquirer, Investor agrees to keep confidential and not disclose (other than to its, his or her officers, directors, employees, attorneys and other advisors with a bona fide need to know, provided that such Persons have agreed to the confidentiality restrictions contained herein) (a) the terms and conditions and existence of this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby, (b) matters regarding the interpretation, performance, breach or termination hereof or thereof and (c) all confidential and/or proprietary information of the Company or the Acquirer obtained by Investor or its directors, officers, employees, agents or representatives prior to the Effective Time, except to the extent that (i) such information has otherwise been made public, (ii) any such information is reasonably necessary for enforcing Investor's rights hereunder or thereunder is disclosed to any Governmental Authority in connection with any legal proceedings involving a dispute between Investor and the Acquirer or (iii) Investor is required by applicable law to divulge or disclose any such information (in which case Investor shall promptly notify the Company and the Acquirer in advance of disclosing such information and use commercially reasonable efforts to cooperate with the Company and the Acquirer to limit such disclosure to the extent permitted under any applicable law).

3.3 Release of Claims.  Effective for all purposes as of the Effective Time, Investor acknowledges and agrees, on behalf of itself (or, as applicable, himself or herself) and each of its (or, as applicable, his or her) current or former affiliates, officers, directors, employees, managers, partners, principals, advisors, agents, servants, stockholders, members, investors, equity holders or other representatives (including without limitation attorneys, accountants, consultants, bankers and financial advisors), successors or assigns (each a "Releasing Party") that:

(a) Releasing Party (i) has no Claims (as defined below), (ii) has not transferred or assigned, or purported to transfer or assign, any Claims, (iii) shall not transfer or assign, or purport to transfer or assign, any Claims against the Company (including as the surviving corporation under the Merger), the Acquirer, Merger Sub, or their respective current or former affiliates, officers, directors, employees, managers, partners, principals, advisors, agents, servants, stockholders, members, investors, equity holders or other representatives (including without limitation attorneys, accountants, consultants, bankers and financial advisors), successors or assigns (collectively, the "Released Parties"), (iv) shall not hereafter sue any Released Party upon any Claim and (v) shall indemnify and hold harmless the Released Parties against any loss or liability on account of any Actions brought by such Releasing Party, or such Releasing Party's assigns, or prosecuted on behalf of such Releasing Party and relating to any Claim.

(b) Releasing Party hereby irrevocably and unconditionally releases and forever discharges the Released Parties from any and all claims, demands, allegations, assertions, complaints, controversies, charges, duties, grievances, rights, causes of action, suits, liabilities, debts, obligations, promises, commitments, agreements, guarantees, endorsements, duties, damages, costs, losses, debts and expenses (including attorneys' fees and costs incurred) of any nature whatsoever (whether direct or indirect, known or unknown, disclosed or undisclosed, matured or unmatured, accrued or unaccrued, asserted or unasserted, absolute or contingent, determined or conditional, express or implied, fixed or variable and whether vicarious, derivative, joint, several or secondary) relating to the Company or the Company's business or operations that, in each case, existed prior to the Effective Time or arises or is otherwise related to facts that arose (or arise) prior to the Effective Time (collectively, "Claims").

(c) Releasing Party acknowledges and agrees that it, he or she is familiar with Section 1542 of the Civil Code of the State of California ("Section 1542"), which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Releasing Party hereby waives and relinquishes any rights and benefits that Releasing Party may have under Section 1542 or any similar statute or common law principle of any jurisdiction.  Releasing Party acknowledges that it, he or she may hereafter discover facts in addition to or different from those that Releasing Party now knows or believes to be true with respect to the subject matter of this release, but it is Releasing Party's intention to fully and finally and forever settle and release any and all Claims (other than as set forth in the proviso included in subsection (b) above) that do now exist, may exist or heretofore have existed with respect to the subject matter of this release.  In furtherance of this intention, the releases contained herein shall be and remain in effect as full and complete releases notwithstanding the discovery or existence of any such additional or different facts.

(d) Releasing Party acknowledges and agrees that it, he or she (i) has read this release and understands its terms and has been given an opportunity to ask questions of the Company's representatives and (ii) does not rely, and has not relied, on any representation or statement not set forth in this release made by any representative of the Acquirer Company or any other Person with regard to the subject matter, basis or effect of this release or otherwise.

4. Lock-Up Agreement.  In connection with the issuance of the LIVC Shares under the this Agreement ("LIVC Share Issuance"), each Investor hereby agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any LIVC Shares held by such Investor that were issued pursuant to the LIVC Share Issuance without the prior written consent of LIVC for such period of time as reasonably may be requested by LIVC and to execute and deliver to LIVC a copy of the Lock-Up Agreement, in the form attached hereto as Schedule B (a "Lock-Up Agreement"), concurrently with such Investor's delivery of a counterpart signature page to this Agreement.

5. Miscellaneous.

5.1 Governing Law. The internal laws of the State of Delaware, irrespective of its conflicts of law principles, shall govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.  The parties hereto hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of California and the Federal courts of the United States of America located within the County of San Francisco in the State of California solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby and thereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or thereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a California State or Federal court.  The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 5.6 below or in such other manner as may be permitted by applicable law, shall be valid and sufficient service thereof.  With respect to any particular action, suit or proceeding, venue shall lie solely in San Francisco County, California.

5.2 Severability.  If any provision of this Agreement, or the application thereof, shall for any reason and to any extent be invalid or unenforceable, then the remainder of this Agreement and the application of such provision to other persons or circumstances shall be interpreted so as reasonably to effect the intent of the parties hereto.  The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

5.3 Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original as regards any party whose signature appears thereon and all of which together shall constitute one and the same instrument.  This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all parties reflected hereon as signatories.

5.4 Other Remedies.  Except as otherwise expressly provided herein, any and all remedies herein expressly conferred upon a party hereunder shall be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy shall not preclude the exercise of any other.  The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any State having jurisdiction and the parties waive any requirement for the security or posting of any bond in connection with such enforcement.

5.5 Amendments and Waivers.  Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only by a writing signed by the party to be bound thereby.  The waiver by a party of any breach hereof or default in the performance hereof shall not be deemed to constitute a waiver of any other default or any succeeding breach or default. At any time, any party hereto, may, to the extent legally allowed (a) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (b) waive compliance with any of the agreements or conditions for the benefit of such party contained herein.  No such waiver or extension shall be effective unless signed in writing by the party against whom such waiver or extension is asserted.  The failure of any party to enforce any of the provisions hereof shall not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

5.6 Notices.  All notices and other communications required or permitted under this Agreement shall be in writing and shall be either hand delivered in person, sent by facsimile or sent by nationally recognized express courier service.  Such notices and other communications shall be effective upon receipt if hand delivered or sent by facsimile and one day after dispatch if sent by express courier, to the following addresses, or such other addresses as any party may notify the other parties in accordance with this Section 5.6:

If to the Company, to:

Guru Experience, Co.

4231 Balboa Avenue #677

San Diego, CA 92117

Attention:  Suzie Dergham

email:  suzie@theguru.co

If to the Live Current Media Inc., to:

Live Current Media Inc.

10801 Thornmint Road Suite 200

San Diego, CA 92127

Attention:  Mark Ollila

email:  mark@evasyt.com

with a copy to (which copy shall not constitute notice):

Dottir LLP

101 The Embarcadero

Suite 200

San Francisco, CA 94105

Attention: Edgar Tirado

Email: edgar@dottirlaw.com

Telephone No.: (619) 913-9441

If to an Investor, at the address set forth below Investor's signature at the end hereof.

5.7 Interpretation; Rules of Construction.  When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated.  When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The words "include", "include" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation". The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity.  The parties hereto agree that they have been represented by legal counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document.

5.8 Entire Agreement.  This Agreement and the exhibits hereto constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto.  The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

5.9 WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AND ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT or OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

5.10 Further Assurances.  Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

5.11 Third Party Beneficiary Rights.  No provisions of this Agreement are intended, nor shall be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, employee, consultant, contractor, Affiliate, stockholder or partner of any party hereto or any other Person unless specifically provided otherwise herein and, except as so provided, all provisions hereof shall be personal solely between the parties to this Agreement; provided, however, that Section 3.3 is intended to benefit the Released Parties.

5.12 Acknowledgements. Each Investor, along with each other party to this Agreement acknowledges that (a) Dottir LLP, counsel for the Acquirer ("Dottir"), represented the Acquirer in connection with the Agreement, the Merger and related transactions, (b) Dottir has not represented any of the Investors or the Company in connection with this Agreement, the Merger or otherwise and (d) Investor has had the opportunity to consult with its, his or her own counsel.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Note Cancellation Agreement to be executed as of the date first above written.

Guru Experience, Co.:

By: /s/ Suzie Dergham

Name: Suzie Dergham

Title:  CEO

Live Current Media Inc.:

By: /s/ Mark Ollila

Name: Mark Ollilla

Title: CEO

[SIGNATURE PAGE TO NOTE CANCELLATION AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Note Cancellation Agreement to be executed as of the date first above written

Investor:

THE HUMAN FUND

By:  /s/ Andrew Ballester__________________
Name: Andrew Ballester; Trustee

_______________________________________

(Print Address)

_______________________________________

(Print Address)

_______________________________________

(Print Telephone Number)

_______________________________________

(Social Security or Tax I.D. Number)

IN WITNESS WHEREOF, the parties hereto have caused this Note Cancellation Agreement to be executed as of the date first above written

Investor:

WALDEN VENTURE CAPITAL VIII, SBIC, L.P.

By: Walden Venture Capital VIII, LLC, its general partner

By:  Art Berliner____________________________
Name: Art Berliner, Managing Director

_______________________________________

(Print Address)

_______________________________________

(Print Address)

_______________________________________

(Print Telephone Number)

_______________________________________

(Social Security or Tax I.D. Number)

IN WITNESS WHEREOF, the parties hereto have caused this Note Cancellation Agreement to be executed as of the date first above written.

Investor:

BOW CAPITAL FUND I, LP

By:  /s/ Suraj Patel__________________________
Name:

_______________________________________

(Print Address)

_______________________________________

(Print Address)

_______________________________________

(Print Telephone Number)

_______________________________________

(Social Security or Tax I.D. Number)

SCHEDULE A

Schedule of Investors, Notes and LIVC Share Allocation

Noteholder	Principal	Pari-Passu Share Allocation
Walden Venture Capital VIII, SBIC, L.P.	$108,628.03	484,897
Bow Capital Fund I, LP	$108,620.06	484,861
The Human Fund (Revocable Trust)	$ 28,249.87	126,072
Walden Venture Capital VIII, SBIC, L.P.	$108,628.03	483,624
Bow Capital Fund I, LP	$108,620.06	483,588
The Human Fund (Revocable Trust)	$ 28,249.87	125,772
Walden Venture Capital VIII, SBIC, L.P.	$ 48,232.17	214,095
Bow Capital Fund I, LP	$ 48,228.63	214,079
The Human Fund (Revocable Trust)	$ 12,543.29	55,678
Walden Venture Capital VIII, SBIC, L.P.	$ 25,000.00	109,112
The Human Fund (Revocable Trust)	$ 25,000.00	109,112
Bow Capital Fund I, LP	$ 25,000.00	109,112

Total		3,000,000

SCHEDULE B

Form of Lock-Up Agreement

FORM OF LOCK-UP AGREEMENT

To: LIVE CURRENT MEDIA INC. (the "Company")

Re: Acquisition of Guru Experience, Co.

Ladies & Gentlemen:

Reference is made to that Agreement and Plan of Reorganization dated June __, 2022 (the "Merger Agreement") among the Company, Guru Acquisition Inc., a Delaware corporation and the Company's wholly owned subsidiary formed for the purpose of completing the transactions set forth in the Merger Agreement ("Merger Sub"), Guru Experience, Co., a  Delaware corporation ("Guru") and certain stockholders of Guru, pursuant to which the Company has agreed to acquire all of the outstanding shares in the common stock of Guru by means of a reverse triangular merger with Merger Sub merging with and into Guru, with Guru continuing as the surviving corporation (the "Merger").  Upon completion of the Merger, certain outstanding Convertible Promissory Notes previously issued by the Company (the "Notes") will be canceled, and the holders thereof (the "Investors") whom collectively will receive a total of 3,000,000 shares of the Company's common stock after the consummation of the Merger, and each share of Merger Sub common stock outstanding will be converted into one share of Guru common stock.  Capitalized terms not otherwise defined herein have the meanings set forth in the Merger Agreement.

The undersigned is or will become a shareholder of the Company who, or will, beneficially own(s) or exercise(s) control or direction over, directly or indirectly, those securities of the Company set forth on the execution page hereof, including, but not limited to, any securities of the Company issuable upon the exercise or conversion of the securities set forth on the execution page hereof (the "Locked-Up Securities") and, accordingly, recognizes that the Merger will benefit the Company. The undersigned has or will have good and marketable title to the Locked-Up Securities and acknowledges that the Company and Guru are relying on the representations and agreements of the undersigned contained in this Lock-Up agreement in carrying out and completing the Merger.

In consideration of the foregoing, the undersigned hereby agrees that, for a period commencing on the effective date of the Merger (the "Merger Date") and ending on the six (6) month anniversary of the Merger Date, the undersigned will not, directly or indirectly, offer, sell, contract to sell, grant or sell any option to purchase, purchase any option or contract to sell, hypothecate, pledge, transfer, assign, lend, swap, or enter into any other agreement to transfer the economic consequences of, or otherwise dispose of or deal with (or agree to or publicly announce any intention to do any of the foregoing) whether through the facilities of any stock exchange, securities market, by private transaction or otherwise (such activities, collectively referred to herein as "Trade"), any Locked-Up Securities, unless they first obtain the prior written consent of the Company, which consent may be withheld at the discretion of the Company for any reason whatsoever.

The undersigned hereby represents and warrants that he, she or it has the full power and authority to enter into this Lock-Up Agreement, and that he, she or it will do all such acts and take all such steps as reasonably required in order to fully perform and carry out the provisions of this Lock-Up Agreement.

This Lock-Up Agreement is governed by the laws of the State of Delaware and the federal laws of the United States of America applicable therein.

This Lock-Up Agreement shall not be assigned by the undersigned without the prior written consent of the Company.

This Lock-Up Agreement is irrevocable and will be binding on the undersigned and the undersigned's respective successors, heirs, personal or legal representatives and permitted assigns.

This Lock-Up Agreement may be executed by facsimile or pdf which shall be effective as original signatures.

-- THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK -

DATED this ____ day of June ____, 2022.

Signature

Name of Investor

Name and Title of Authorized Signatory (if not an individual)

Securities Subject to Lock-Up

Securities of the Company to be Received in connection with the Merger (the "Locked-Up Securities")
Number	Class of Security
_______	Common Stock

Release Schedule

Release Date	Percentage of Locked-Up Securities to be Released
6 month anniversary of the Merger Date	100%